PRINCIPAL UNDERWRITING AGREEMENT
       THIS PRINCIPAL UNDERWRITING AGREEMENT, between THE AMERICAN FUNDS TAX-EXEMPT SERIES I, a Massachusetts business trust (the "Trust"), and AMERICAN FUNDS DISTRIBUTORS, INC., a California corporation ("AFD");

                        W I T N E S S E T H:
       WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end investment company which initially offers shares of beneficial interest of two series, The Tax-Exempt Fund of Maryland and The Tax-Exempt Fund of Virginia (the "Funds"), and may establish additional series in the future, and it is a part of the business of the Trust, and affirmatively in the interest of the Trust, to offer shares of the Funds and future series for sale, either continuously, or from time to time by means of such arrangements as are determined by its Trustees to be appropriate; and
       WHEREAS, AFD is engaged in the business of promoting the distribution of shares of investment companies through securities dealers; and
       WHEREAS, the Trust and AFD wish to enter into an agreement with each other to promote the distribution of the shares of the Funds and of all series which may be established in the future;
       NOW, THEREFORE, the parties agree as follows:
       1. (a) AFD shall be the exclusive principal underwriter for the sale of the shares of the Funds and each series of the Trust which may be established in the future, except as otherwise provided pursuant to the following subsection (b). The terms "shares of Trust" or "shares" as used herein shall mean shares of beneficial interest of the Funds and each series which may be established in the future and become covered by this Agreement in accordance with Section 21.
            (b) The Trust may, upon 60 days' written notice to AFD, from time to time designate other principal underwriters of its shares with respect to areas other than the North American continent, Hawaii, Puerto Rico, and such countries or other jurisdictions as to which the Trust may have expressly waived in writing its right to make such designation. In the event of such designation, the right of AFD under this Agreement to sell shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full force and effect until terminated in accordance with the other provisions hereof.
       2. In the sale of shares of the Trust, AFD shall act as agent of the Trust except in any transaction in which AFD sells such shares as a dealer to the public, in which event AFD shall act as principal for its own account.
       3. The Trust shall sell shares only through AFD, except that the Trust may, to the extent permitted by the 1940 Act and the rules and regulations promulgated thereunder or pursuant thereto, at any time:
(a) issue shares to any corporation, association, trust, partnership or other organization, or its, or their, security holders, beneficiaries or members, in connection with a merger, consolidation or reorganization to which the Trust is a party, or in connection with the acquisition of all or substantially all the property and assets of such corporation, association, trust, partnership or other organization;
(b) issue shares at net asset value to the holders of shares of capital stock or beneficial interest of other investment companies served as investment adviser by any affiliated company or companies of The Capital Group, Inc., to the extent of all or any portion of amounts received by such shareholders upon redemption or repurchase of their shares by the issuing corporation;
(c) issue shares at net asset value to its shareholders in connection with the reinvestment of dividends paid and other distributions made by the Trust;
(d) issue shares at net asset value to trustees, and officers of the Trust, its Investment Adviser, its Business Manager, any principal underwriter of the Trust, and their affiliates, including any trust, pension, profit-sharing or other benefit plan established for such persons, and to other persons as permitted by applicable rules adopted by the Securities and Exchange Commission (the "Commission") under the 1940 Act, as in effect from time to time or pursuant to any exemptive order received by the Trust from the Commission pursuant to Section 6(c) of the 1940 Act;
(e) issue shares at net asset value to the sponsor organization, custodian, or depositary of a periodic or single payment plan, or similar plan for the purchase of shares of the Trust, purchasing for such plan;
(f) issue shares in the course of any other transaction specifically provided for in the Prospectus of the Trust (as defined in Section 5 hereof) or upon obtaining the written consent of AFD thereto; and
(g) sell shares outside of the North American continent, Hawaii and Puerto Rico through such other principal underwriter or principal underwriters as may be designated from time to time by the Trust, pursuant to Section 1 hereof.

       4. AFD shall devote its best efforts to the sale of shares of the Trust and shares of any other mutual funds served as investment adviser by affiliated companies of The Capital Group, Inc., and insurance contracts funded by shares of such mutual funds, for which AFD has been authorized to act as a principal underwriter for the sale of shares. AFD shall maintain a sales organization suited to the sale of shares of the Trust and shall use its best efforts to effect such sales in countries as to which the Trust shall have expressly waived in writing its right to designate another principal underwriter pursuant to subsection 1(b) hereof, and shall effect and maintain appropriate qualification to do so in all those jurisdictions in which it sells or offers shares for sale and in which qualification is required.
       5. All dealers to whom AFD shall offer and sell shares must be duly licensed and qualified to sell shares of the Trust. Shares sold to dealers shall be for resale by such dealers only at the public offering price set forth in the effective Prospectus which is part of the Trust's Registration Statement in effect under the Securities Act of 1933, as amended, at the time of such offer or sale (herein the "Prospectus"). AFD shall not, without the consent of the Trust, sell or offer for sale any shares of the Trust other than pursuant to this Agreement.
       6. In its sales to dealers, it shall be the responsibility of AFD to insure that such dealers are appropriately qualified to transact business in the shares under applicable laws, rules and regulations promulgated by such national, state ,local or other governmental or quasi-governmental authorities as may in a particular instance have jurisdiction.
       7. The applicable public offering price of shares shall be the price which is equal to the net asset value per share plus such sales charge as may be provided for in the Prospectus. Net asset value per share shall be determined by the Trust in the manner and at the time or times set forth in and subject to the provisions of the Prospectus of the Trust.
       8. All orders for shares received by AFD shall, unless rejected by AFD or the Trust, be accepted by AFD immediately upon receipt and confirmed at an offering price determined in accordance with the provisions of the Prospectus and the 1940 Act, and applicable rules in effect thereunder. AFD shall not hold orders subject to acceptance nor otherwise delay their execution. The provisions of this Section shall not be construed to restrict the right of the Trust to withhold shares from sale under Section 16 hereof.
       9. The Trust or its transfer agent shall be promptly advised of all orders received, and shall cause shares to be issued upon payment therefor in New York or Los Angeles Clearing House Funds.
       10. AFD shall adopt and follow procedures as approved by the officers of the Trust for the confirmation of sales to dealers, the collection of amounts payable by dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the Commission or the National Association of Securities Dealers, Inc. ("NASD"), as such requirements may from time to time exist.
       11. The compensation for the services of AFD as a principal underwriter under this Agreement shall be (i) that part of the sales charge which is retained by AFD after allowance of discounts to dealers as provided for in
Section 5 hereof, and (ii) amounts payable to AFD as reimbursement of expenses pursuant to the Trust's Plan of Distribution under Rule 12b-1 under the 1940 Act, payable in arrears as of the 10th day following each month-end.
       12. The Trust agrees to use its best efforts to maintain its registration as a diversified open-end management investment company under the 1940 Act.
       13. The Trust agrees to use its best efforts to maintain an effective Prospectus under the Securities Act of 1933, as amended, and warrants that such Prospectus will contain all statements required by and will conform with the requirements of such Securities Act of 1933 and the rules and regulations thereunder, and that no part of any such Prospectus, at the time the Registration Statement of which it is a part becomes effective, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. AFD agrees and warrants that it will not in the sale of shares use any Prospectus, advertising or sales literature not approved by the Trust or its officers nor make any untrue statement of a material fact nor omit the stating of a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading. AFD agrees to indemnify and hold the Trust harmless from any and all loss, expense, damage and liability resulting from a breach of the agreements and warranties in this Section contained , or from the use of any sales literature, information, statistics or other aid or device employed in connection with the sale of shares.
       14. The expense of each printing of each Prospectus and each revision thereof or addition thereto deemed necessary by the Trust's officers to meet the requirements of applicable laws shall be divided between the Trust, AFD and any other principal underwriter of the shares of the Trust as follows:
(a)  the Trust shall pay the typesetting and make-ready charges;
(b) the printing charge shall be prorated between the Trust, AFD, and any other principal underwriter(s) in accordance with the number of copies each receives; and
(c) expenses incurred in connection with the foregoing, other than to meet the requirements of the Securities Act of 1933, as amended, or other applicable laws, shall be borne by AFD, except in the event such incremental expenses are incurred at the request of any other principal underwriter(s) in which case such incremental expenses shall be borne by the principal underwriter(s) making the request.
       15. The Trust agrees to use its best efforts to qualify and maintain the qualification of an appropriate number of its shares for sale under the securities laws of such states as AFD and the Trust may approve. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Trust, but AFD shall furnish such information and other material relating to its affairs and activities as may be required by the Trust or its counsel in connection with such qualifications.
       16. The Trust may withhold shares from sale in any state or country temporarily or permanently if, in the opinion of its counsel, such offer or sale would be contrary to law or if the Trustees or the President or any Vice President of the Trust determines that such offer or sale is not in the best interest of the Trust. The Trust will give prompt notice to AFD of any withholding.
       17. (a) This Agreement may be terminated by the Trust at any time, without payment of penalty, by vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Trust's Plan of Distribution under Rule 12b-1 under the 1940 Act or any agreement related to such Plan (the "Independent Trustees") or by a vote of a majority of the outstanding voting securities of the Trust on sixty (60) days' written notice to AFD.
  (b) This Agreement may be terminated by either party upon five (5) days' written notice to the other party in the event that the Securities and Exchange Commission has issued an order or obtained an injunction or other court order suspending effectiveness of the Registration Statement covering the shares of the Trust or such series.
  (c) This Agreement may be terminated by the Trust as to the Trust or any series upon five (5) days written notice to AFD provided either of the following events has occurred:
         (i) the NASD has expelled AFD or suspended its membership in that organization;
           (ii) the qualification, registration, license or right of AFD to sell shares in a particular state has been suspended or cancelled by the State of California or any other state in which sales of the shares of the Trust or such series during the most recent 12-month period exceeded 10% of all shares sold by AFD during such period.
 AFD shall inform the Trust promptly of the institution of any proceeding against it by the Securities and Exchange Commission, the NASD, or any state regulatory authority.
       18. This Agreement shall not be assignable by either party hereto and in the event of assignment shall automatically terminate forthwith. The term "assignment" shall have the meaning set forth in the 1940 Act.
       19. No provision of this Agreement shall protect or purport to protect AFD against any liability to the Trust or holders of its shares for which AFD would otherwise be liable by reason of willful misfeasance, bad faith, or gross negligence.
       20. The obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers, agents or shareholders of the Funds or any series, individually, but bind only the Trust Estate. AFD agrees to look solely to the assets of the Trust for the satisfaction of any liability of the Trust in respect of this Agreement and will not seek recourse against such Trustees, officers, agents or shareholders or any of them, or any of their personal assets for such satisfaction.
       21. This Agreement becomes effective on August 1, 1989. Unless sooner terminated in accordance with the other provisions hereof, this Agreement shall continue in effect until July 31, 1990, and shall continue in effect from year to year thereafter but only so long as such continuance is specifically approved at least annually by (i) the vote of a majority of Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on such approval, and (ii) the vote of either the Board of Trustees of the Trust or a majority (within the meaning of the 1940 Act) of the outstanding voting securities of the Trust.
       22. This Agreement shall take effect with respect to each series of the Trust which may be established in the future at such time as it has been approved as to such series by vote of the Board of Trustees and the Independent Trustees in accordance with Section 21. The Agreement as approved with respect to any series shall specify the compensation payable to AFD pursuant to Section 11, as well as any provisions which may differ from those herein with respect to such series, subject to approval in writing by AFD.
            This Agreement may be approved, amended, continued or renewed with respect to a series as provided herein notwithstanding such approval, amendment, continuance or renewal has not been effected with respect to any one or more other series of the Trust.
            This Agreement shall be construed under and shall be governed by the laws of the State of California, and the parties hereto agree that proper venue of any action with respect hereto shall be Los Angeles County, California.
       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate original by their officers thereunto duly authorized, as of August 1, 1989.
                                THE AMERICAN FUNDS TAX-EXEMPT SERIES I
                                By    Harry J. Lister
         (President)
                                By    Howard L. Kitzmiller
                                        (Vice President, Secretary
                                              and Treasurer)

                                 AMERICAN FUNDS DISTRIBUTORS, INC.
                                By     Hoyt J. Turner
       (President)
                                By     James R. Zukor
       (Secretary)
         July 18, 1996
American Funds Distributors, Inc.
333 South Hope Street
Los Angeles, CA  90071
Gentlemen:
 Under date of August 1, 1989, we entered into a Principal Underwriting Agreement with you appointing you the exclusive agent for this Trust for the sale of its shares commencing August 1, 1989, the Agreement to expire on July 31, 1990. Said Agreement has been extended annually to July 31, 1996. We now desire to further extend the term of this Agreement for the period through July 31, 1997.
 If the extension of this Agreement is agreeable to you, kindly sign both copies of this letter in the space provided therefor and return one to us, in which event the Agreement will have been extended accordingly. Such extension is not to be construed, however, as a waiver by this Trust of any of its rights under said Agreement either as now in effect or as extended.
     Sincerely,
     THE AMERICAN FUNDS TAX-EXEMPT SERIES I
     By        James H. Lemon, Jr.
      Chairman of the Board
     By        Howard L. Kitzmiller
      Senior Vice President, Secretary & Treasurer
The foregoing extension is acceptable.
AMERICAN FUNDS DISTRIBUTORS, INC.
By Michael J. Johnston    Dated    8/27/96
   Chairman